EXHIBIT 10.3(a)

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into this 24th day of October 2001, by and among SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), and the shareholders listed on the signature pages hereto (each individually a “Shareholder,” or collectively the “Shareholders”).

Recitals

WHEREAS, the Company and the Shareholders are parties to an Agreement and Plan of Merger dated October 24, 2001 (the “Merger Agreement”); and

WHEREAS, upon the closing of the transactions contemplated thereby, each Shareholder will be issued the number of shares of Common Stock (as defined below) set forth opposite such Shareholder’s name on Schedule 1 attached hereto; and

WHEREAS, the parties hereto desire, in view of the Merger Agreement, to provide the Shareholders with certain registration rights relating to such Common Stock.

NOW THEREFORE, for good and valuable consideration, the delivery and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1 Defined Terms.    As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a)  “Affiliate” means, as to any Person, any other Person which, directly or indirectly controls, is controlled by or is under common control with such person. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

(b)  “Common Stock” means the Common Stock, par value $0.50 per share, of the Company.

(c)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)  “Holder” means, as of any time, a Person who is the registered holder (or who holds such securities in “street name” or otherwise through a nominee) and the beneficial owner of Registrable Securities, including without limitation any transferee who becomes the registered holder and beneficial owner of Registrable Securities in a transfer that is not prohibited by the Shareholders Agreement.

(e)  “Person” means an individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

(f)  “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

(g)  “Registrable Securities” means (i) the shares of Common Stock held on the date hereof by the Shareholders (including for purposes of this definition the number of such shares of Common Stock held in escrow and eventually delivered to the Shareholders, and excluding such escrowed shares returned to the Company), plus any further shares issued to them pursuant to any post-closing adjustments pursuant to the Merger Agreement, and (ii) any securities issued or issuable in respect of or in exchange for any Registrable Securities referred to in clause (i) by way of a stock dividend or other distribution, stock split, reverse stock split or other combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer, whether or not, in the case of the securities referred to in each of (i) and (ii), such Registrable Securities are held by a Shareholder or by a Shareholder’s transferee or any subsequent transferee.

(h)  “Registration Expenses” has the meaning set forth in Section 2.3.

(i)  “Registration Statement” means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

(j)  “SEC” means the Securities and Exchange Commission.

(k)  “Securities Act” means the Securities Act of 1933, as amended.

(l)  “Shareholders Agreement” means the Shareholders Agreement between the Company and each of the Shareholders dated as of the date hereof.

ARTICLE II
REGISTRATION RIGHTS

2.1 Piggyback Registration.

(a)  If within the three (3) year period commencing on the date hereof the Company proposes for any reason to register Common Stock under the Securities Act (other than a registration in connection with an exchange offer or offering solely to the Company’s shareholders or filed in connection with an employee stock option or other benefit plan), the Company shall promptly give written notice to any Holder of its intention to so register Common Stock and, upon the written request, given within 20 days after delivery of any such notice by the Company, of the Holders to include in such registration Registrable Securities held by the Holders (which request shall specify the number of Registrable Securities proposed to be included in such registration, such number being no fewer than the lesser of 50,000 or the aggregate amount then held by such Holder), the Company shall use its commercially reasonable efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being included in such registration; provided, however, that if the managing underwriters advise the Company that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Common Stock proposed to be registered by the Company or Holders, then if such registration is in part an underwritten primary registration on behalf of the Company, the Company shall include in such registration the Registrable Shares requested to be included in such registration, pro rata from among the Holders of such Registrable Securities according to the number of shares proposed by them to be so included. Notwithstanding Section 2.2, in the event the Company determines not to pursue, or to withdraw, a registration as to which it has given notice pursuant to this section, the Holders of Registrable Securities requesting to be included in such registration shall have no further rights with respect to such proposed registration. Nothing contained in this Section 2.1(a) shall be or be deemed to be the creation of any registration right in any party other than the Holders.

(b)  The Holders may exercise their rights under this Section 2.1 on an unlimited number of occasions. The Company shall pay all Registration Expenses (as defined below) of any registration effected under this Section, except that in the event of withdrawal by a Holder, such Holder shall pay (or reimburse the Company for) the amount of registration, filing or listing fees relating to its Registrable Securities included in the registration and shall pay the fees of its counsel unless such withdrawal is due to such Holder obtaining material adverse information that was not known by it at the time it requested inclusion of its Registrable Securities.

(c)  No Holder may participate in any registration under this section which is underwritten unless such Holder agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement (with terms not inconsistent herewith and customary in underwriting agreements for secondary distributions) approved by the Company (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters, provided that no Holder of

Registrable Securities shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration); provided, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.4.

2.2 Procedures.

(a)  Reasonable Best Efforts. The Company shall use commercially reasonable efforts:

(i)  to prepare and file with the SEC within 90 days after the Company’s receipt of the appropriate registration requests from Holders pursuant to Section 2.1, a Registration Statement on any form selected by the Company, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under applicable law; provided, however, that nothing in this Agreement shall require the Company to file or maintain any registration statement pursuant to “Rule 415” or “shelf” procedures;

(ii)  to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus Supplement;

(iii)  to notify the selling Holders and the managing underwriters, if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (B) any Registration Statement, or any post-effective amendment thereto, becomes effective, (C) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (D) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (E) the Company receives any notice that the qualification of any Registrable Securities for the sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualifications, or (F) any event occurs which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) to make every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any U.S. jurisdiction, as soon as reasonably practicable;

(v) to furnish upon request to each selling Holder and each managing underwriter, if any, one complete copy of the Registration Statement or Registration Statements or any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference all exhibits thereto (including exhibits incorporated by reference);

(vi) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request and to consent to the use of such Prospectus or any amendment or supplement thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of Registrable Securities covered by such Prospectus, amendment or supplement;

(vii) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such U.S. jurisdictions as may be reasonably requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any Jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject; and

(viii) to cooperate with the selling Holders and the underwriters, if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriters may request at least two business days prior to any sale of Registrable Securities represented by such certificates;

(ix) upon the occurrence of any event described in subclause (F) of clause (iii) of this paragraph (a), promptly to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required document, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and to cause such supplement or post-effective amendment to be filed or be effective as soon as reasonably practicable;

(x)  to take all other actions in connection therewith as are reasonably necessary or desirable in order to facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering, to enter into an underwriting agreement in customary form, including, without limitation, customary indemnities;

(xi)  to comply with all applicable rules and regulations of the SEC relating to such Registration Statement and the distribution of the securities being offered or otherwise necessary in order to perform the Company’s obligations under this paragraph (a);

(xii)  to cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”); and

(xiii) to take all other reasonable steps necessary and appropriate to effect such registration in the manner contemplated by this Agreement.

(b)  Holders’ Obligation to Furnish Information. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request. If the failure by a Holder of Registrable Securities to furnish such information as expeditiously as possible would prevent (i) the Registration Statement relating to such registration from being declared effective by the SEC or (ii) members of the NASD from participating in the distribution of the Registrable Securities, the Company may exclude such Holder’s Registrable Securities from such registration.

(c)  Suspension of Sales Pending Amendment of Prospectus.

(i)  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(a)(iii) or if the Company has decided not to proceed with the registration for any reason, such Holder shall forego the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense, except as hereinafter provided) all copies, other than permanent file copies, then in such Holder’s possession of any Prospectus covering such Registrable Securities.

(ii)  Each Holder of Registrable Securities agrees that such Holder shall, as expeditiously as possible, notify the Company at any time when a Prospectus relating to a Registration Statement covering such Holder’s Registrable Securities is required to be delivered under the Securities Act, of the happening of any event which requires changes to be made in the Registration Statement or any related Prospectus so that such Registration Statement or Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading as a result of any information provided by such Holder for inclusion in such Prospectus included in such Registration Statement and, at the request of the Company, as expeditiously as possible prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such Prospectus as thereafter delivered to the purchasers of such Registrable Securities, the information provided by such Holder shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and, in such event the expenses of delivery to the Company of copies of any Prospectus in such Holder’s possession shall be at the expense of the Holder giving such notice pursuant to this sentence.

2.3 Registration Expenses.

(a)  Registration Expenses. All expenses incident to the Company’s performance of or compliance with its obligations under this Agreement, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), (iii) printing expenses (including expenses of printing Prospectuses), (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any “comfort” letters required by or incident to such performance or compliance), (vii) securities act liability insurance (if the Company elects to obtain such insurance), (viii) reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder, and (ix) reasonable fees and expenses of other Persons retained by the Company (all such expenses being herein referred to as “Registration Expenses”), shall be borne by the Company.

(b)  Exclusions. The following costs and expenses shall be excluded from the term “Registration Expenses”: (i) all underwriting discounts and commissions, (ii) all applicable transfer taxes, if any, (iii) the fees and disbursements of any counsel retained by the selling Holders and (iv) except as provided in Section 2.3(a), all other costs, fees and expenses incurred by any Holder in connection with the exercise of its registration rights hereunder (all of the amounts set forth in clause (iii) be borne by the selling Holders of any Registrable Securities pro rata on the basis of the total number of Registrable Securities being registered by such Holders).

2.4 Indemnification.

(a)  Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 hereof, the Company shall, and hereby does, indemnify and hold harmless, to the extent permitted by law, the Holder of any Registrable Securities covered by the Registration Statement used in such registration, and if applicable its directors, officers and agents or general and limited partners (and the directors, officer and agents thereof), each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and reasonable out-of-pocket expenses (including any amounts paid in any settlement effected with the Company’s consent) to which such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company shall reimburse such Holder and each such director, officer, agent, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendments thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person, explicitly for use in such Registration Statement or preliminary, final or summary Prospectus or amendment or supplement; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Holder within the meaning of the Securities Act, under this Section 2.4(a) with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Holder or controlling Person results from the fact that such underwriter or Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company had previously furnished copies thereof to such underwriter or Holder and such final Prospectus, as then amended or supplemented, had corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person and shall survive the transfer of such securities by such underwriter or Holder.

(b)  Indemnification by the Selling Holders. In consideration of the Company’s including any Registrable Securities in any Registration Statement filed in accordance with Section 2.1 hereof, the Holder of such Registrable Securities and any underwriter shall be deemed to have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.4(a)) the Company and its directors, officers and agents and each person controlling the Company within the meaning of the Securities Act and all other prospective selling Holders and if applicable their directors, officers, agents, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Holder or underwriter furnished to the Company or its representatives by or on behalf of such Holder or underwriter explicitly for use in such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement; provided, that such obligation to indemnify and hold harmless shall be individual to each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers or any of their respective directors, officers, agents, general or limited partners or controlling Persons and shall survive the transfer of such Holder.

(c)  Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein (i) shall not relieve the indemnifying party of its obligations under this Section 2.4, except to the extent that the failure results in the forfeiture by the indemnifying party of substantial rights and (ii) shall not, in any event, relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel of its choosing reasonably satisfactory to the indemnified parties; provided, however, that if, in any indemnified party’s reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim, then such indemnified party shall have the right to participate in the defense of such claim and to employ counsel reasonably satisfactory to the indemnifying party at the indemnifying party’s reasonable expense to represent such indemnified party; provided, however, that if the indemnified party or parties in such instance is a Holder(s), then one such firm of attorneys shall be selected by a majority of the indemnified parties based upon their respective percentage ownership of Registrable Securities covered by such Registration Statement; and provided further, that if, in the reasonable judgment of any indemnified party, a conflict of interest between such indemnified party and any other indemnified parties exists in respect of such claim, each such indemnified party shall be entitled to one additional counsel reasonably satisfactory to the indemnifying party and the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Once the indemnifying party has assumed the defense of any claim, no indemnified party shall consent to entry of any judgment or enter into any settlement without the indemnifying party’s consent to such judgment or settlement.

(d)  Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.4 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and “blue sky” laws.

(e)  Contribution. If the indemnification provided for in this Section 2.4 is unavailable or insufficient to hold harmless an indemnified party under Section 2.4(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 2.4(a) or (b) in such proportion as is appropriate to reflect the relative benefits received by and the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Company agrees, and the Holders (in consideration of the Company’s including any Registrable Securities in any Registration Statement filed in accordance with Section 2.1 hereof) and any underwriter shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this Section 2.4(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 2.4(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 2.4(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything contained in this Section 2.4(e) to the contrary, with respect to the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, (i) no Holder who is an indemnifying party shall be required pursuant to this Section 2.4(e) to contribute any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration and (ii) no underwriter who is an indemnifying party shall be required to contribute any amount in excess of the discounts and commissions received by such underwriter.

2.5 Rule 144.    The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement stating whether it has complied with such information and requirements.

2.6 Underwritten Registrations.    No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement or other underwriting arrangements approved by the Persons entitled hereunder to approve such agreements or arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements or other underwriting arrangements; provided, however, the Company shall not enter into any underwriting agreements or underwriting arrangements that are inconsistent with the terms of this Agreement, including without limitation Section 2.1(c), prior to the date of termination of Holders’ registration rights hereunder. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits with respect to such Holders as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus.

2.7 Holdback Agreements.    To the extent not inconsistent with applicable law, and only if Company “insiders” and 2% or greater shareholders of the Company are subject to identical restrictions, each Holder of Registrable Securities whose securities are covered by a Registration Statement filed pursuant to Section 2.1 hereof who is timely notified in writing by the managing underwriter or underwriters in an underwritten public offering shall not effect (other than as part of such underwritten offering) any public sale or distribution (including a sale pursuant to Rule 144) of any issue being registered, or any securities of the Company similar to any such issue, or any securities of the Company convertible into or exchangeable or exercisable for any such issue or any similar issue, during the 10-day period prior to the effective date of the applicable Registration Statement, or during the period beginning on such effective date and ending 90 days after such date, except as part of such registration.

2.8 Adjustments.    References to shares of Common Stock herein are subject to adjustment in the event of any stock split, combination, subdivision, exchange or stock dividend with respect to the Common Stock (for instance, upon a 2-for-1 stock split, the 50,000 share minimum stated in Section 2.1(a) would become a 100,000 share minimum), it being understood that the Company shall not effect or permit to occur any such event which would materially adversely affect the ability of the Holders to include any Registrable Securities in any registration pursuant to Section 2.1 or materially adversely affect the marketability of such Registrable Securities under any such registration.

ARTICLE III
MISCELLANEOUS

3.1 Amendment and Waivers.    This Agreement may be amended, and the Company or a Holder may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company or the Holder shall have obtained the written consent to such amendment, action or omission to act, of the Company and the Holders of at least 66-2/3% of the Registrable Securities then outstanding (and, in the case of any amendment, action or omission to act that adversely affects any Holder or group of Holders differently from any of the other Holders, the written consent of such Holder or a majority of the Registrable Securities held by such group of Holders). Holders shall be bound from and after the date of receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section 3.1, whether or not the certificates representing such Registrable Securities shall have been marked to indicate such consent.

3.2 Successors, Assigns and Transferees.    This Agreement may not be transferred or assigned by the Company other than by operation of law. Any Holder may assign such Holder’s rights under this Agreement, except that no such assignment shall be permitted with respect to (i) transfers of Registrable Securities that are prohibited by the Shareholders Agreement or (ii) transfers of less than 250,000 Registrable Securities in any transfer to a single transferee that is not a transfer of all of the Registrable Securities held by such Holder. This Agreement shall be binding upon and shall inure to the benefit of the Holders and the Company and their permitted successors, assigns and transferees.

3.3 Integration.    This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties thereto with respect to its subject matter; there are no restrictions, agreements, promises, rights, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein; and this Agreement supersedes all prior agreements and understandings of the parties hereto with respect to its subject matter.

3.4 Notices.    All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery,

(a)  if to the Company, to:

Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
Attention: Secretary
Tel: (757) 365-3017
Fax No.: (757) 365-3004

with a copy to:

McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219
Attention: Robert L. Burrus, Jr.
Tel: (804) 775-4306
Fax No.: (804) 698-2023

(b)  If to any Holders, to their respective addresses set forth on Schedule 2 attached hereto with a copy to:

McDermott, Will & Emery
227 West Monroe Street
Chicago, Illinois 60606
Attention: Michael R. Fayhee, P.C. and John P. Tamisiea
Fax No.: (312) 984-7700

All such notices and communications shall be deemed to have been given or made (a) when delivered by hand or by Federal Express or any other nationally recognized courier service, (b) seven (7) days after being deposited in the mail, postage prepaid, (c) when telexed answer-back received or (d) when telecopied, receipt acknowledged.

3.5 Termination of Registration Rights.    The rights under Section 2.1 to require inclusion of Registrable Securities in registrations shall terminate upon the earlier to occur of (a) the first date that there are no Holders or fewer than 500,000 Registrable Securities in the aggregate or (b) the third (3rd) anniversary of the date hereof. All other rights and obligations of the parties under this Agreement shall survive indefinitely.

3.6 Descriptive Headings.    The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

3.7 Severability.    In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company and the Holders shall be enforceable to the fullest extent permitted by law.

3.8 Governing Law.    This Agreement shall be governed by the internal law of the State of Delaware, without regard to principles of conflicts of law.

3.9 Jurisdiction.    The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, if subject matter jurisdiction in that court is not available, in the Court of Chancery of the State of Delaware, County of New Castle) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or therewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts (and the courts hearing appeals from such courts). The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. THE PARTIES HERETO WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT. Each Holder hereby designates Sellers’ Representative (as defined in the Merger Agreement) as its agent for service of process, which agent may be substituted at any time upon ten days’ notice to the Company, but which substitute agent shall in no event be located outside the State of Delaware, and each Holder irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the delivery of such process to such agent.

3.10 Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party’s execution and delivery of this Agreement may be evidenced by physical delivery or by telecopier, facsimile or other written communication thereof to the other parties.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SMITHFIELD FOODS, INC.

By:	/S/ C. LARRY POPE
Name:	C. Larry Pope
Title	Chief Financial Officer

SHAREHOLDERS:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/S/ SCOTT A. MCFETRIDGE
Name:	Scott A. McFetridge
Title	Managing Director

INVESTOR PARTNER LIFE INSURANCE COMPANY

By:	/S/ SCOTT A. MCFETRIDGE
Name:	Scott A. McFetridge
Title	Managing Director

/s/ Richard V. Vesta
Richard V. Vesta

TOTCOMM, LLC

By:	/S/ RICHARD V. VESTA
Name:	Richard V. Vesta
Title	Member

/S/ CRAIG A. LIEGEL
Craig A. Liegel

/S/ DOUGLAS E. SPIVEY
Douglas E. Spivey

/S/ WILLIAM T. PRESCOTT
William T. Prescott

/S/ EDWARD J. FITZGERALD
Edward J. Fitzgerald

/S/ THOMAS H. REED
Thomas H. Reed

/S/ JERRY L. SHELTON
Jerry L. Shelton

/S/ RONALD L. STERLING
Ronald L. Sterling

/S/ PAUL JOHN COLEMAN
Paul John Coleman

/S/ JEFFREY J. JOHNSON
Jeffrey J. Johnson

/S/ MARK J. LINZMEIER
Mark J. Linzmeier

/S/ RENE K. DANLER
Rene K. Danler

/S/ MARTIN J. PLUMB
Martin J. Plumb

/S/ SCOTT A. WALKER
Scott A. Walker

Schedule 1

Shares of Common Stock Issued
to Shareholders upon Closing
of Merger Agreement

Shareholder	Number of Shares
John Hancock Life Insurance Company	3,368,874
Investors Partner Life Insurance Company	104,192
Richard V. Vesta	815,529
TOTCOMM, LLC	943,302
Craig A. Liegel	126,916
Douglas E. Spivey	84,897
William T. Prescott	73,749
Edward J. Fitzgerald	34,302
Thomas H. Reed	12,864
Jerry L. Shelton	12,864
Ronald L. Sterling	21,438
Paul John Coleman	12,864
Jeffrey J. Johnson	8,575
Mark J. Linzmeier	8,575
Rene K. Danler	8,575
Martin J. Plumb	8,575
Scott A. Walker	8,575

TOTAL	5,654,666

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